TFC TEXTRON
                                [GRAPHIC OMITTED]



                  INSTALLMENT NOTE DATED AS OF DECEMBER 8, 1997
                  ---------------------------------------------



     For value  received,  the  undersigned  (jointly and severally if more than one) promises to pay to the order of Textron Financial Corporation ("TFC"), having its principal place of business in Providence, Rhode Island (together with any other holder of this Note, hereinafter referred to as the "Holder"), the principal sum of One Million Five Hundred Sixty Four Thousand Four Hundred Fifty Seven and 18/100 Dollars ($1,564,457.18), together with interest on the unpaid principal balance of this Note at the rate of Nine and 73/100 percent (9.73%) per annum. The obligations of the undersigned hereunder are "Obligations" secured by the "Collateral" as defined and described in a Security Agreement between the undersigned and the Holder dated as of December 8th , 1997 (the "Security Agreement"), and are entitled to all of the rights and privileges provided therein, including rights of acceleration of this Note.

     This Note shall be due and payable in 48 monthly installments of principal and interest due and payable on the 15th day of each month and in the amounts specified below:

48 consecutive installment(s) of $39,549.79 each beginning on January 15, 1998, and continuing each month thereafter through and including December 15, 2001.

The entire remaining unpaid balance and all accrued and unpaid charges due hereunder and under the Security Agreement shall be due and payable on December 15, 2001 (the "Final Maturity Date").

     In the event any amount due hereunder is past due by more than ten (10) days, the undersigned agrees to pay a late payment charge equal to the lesser of
(a) five percent (5%) on and in addition to the amount of the past due payment, or (b) the maximum charges allowable under then applicable law. Upon the maturity of this Note (by reason of default and acceleration or otherwise), the undersigned agrees to pay interest on the unpaid balance and all accrued and unpaid amounts due hereunder and under the Security Agreement from the maturity hereof through the day of payment at a rate of interest equal to the lesser of
(a) the Holder's default rate of interest of 18% per annum, or (b) the maximum rate of interest allowable under then applicable law.

     The entire unpaid principal balance of this Note may be prepaid in full (but not in part) upon five days prior written notice to the Holder hereof, provided that any such prepayment shall be made together with (a) all accrued interest and other charges owing hereunder or under the Security Agreement, and
(b) a prepayment fee equal to three percent (3%) of such prepayment if made prior to the first anniversary of this Note; thereafter, two percent (2%) of such prepayment if made prior to the second anniversary of this Note;
thereafter, one percent (1%) of such prepayment. The prepayment fee provided herein shall also be due and payable in the event of a default and acceleration of the maturity of this Note in accordance with the terms hereof and the Security Agreement.

     Each payment hereunder shall be made in lawful money of the United States and shall be payable to such account or address as the Holder hereof shall from time to time direct the undersigned. All amounts received shall be applied first, to accrued late charges and any other costs or expenses due and owing hereunder or under the terms of the Security Agreement; second, to accrued interest; and third, to unpaid principal. If at any time during the term of this Note the interest rate applicable hereunder exceeds the maximum rate of interest permitted under then applicable law, then the interest rate shall thereafter be

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deemed to be the maximum rate permitted  under then  applicable law, and amounts of interest received from the undersigned in excess of such maximum rate shall be considered reductions to principal to the extent of any such excess.

     Failure to pay this Note, or any installment hereunder after ten days written notice, or default or failure in the performance or due observance of any of the terms, conditions or obligations hereunder or under the Security Agreement or in any other agreement or instrument between the undersigned (or any endorser, guarantor, surety or other party liable for the undersigned's obligations hereunder, or any other entity controlling, controlled by or under common control with the Holder), shall entitle the Holder to accelerate the maturity of this Note and to declare the entire unpaid principal balance and all accrued interest and other charges hereunder and under the Security Agreement to be immediately due and payable, and to proceed at once to exercise each and every one of the remedies set forth in the Security Agreement or otherwise available at law or in equity.

     The undersigned and all other parties who may be liable (whether as endorsers, guarantors, sureties or otherwise) for payment of any sum or sums due or to become due under the terms of this Note waive diligence, presentment, demand, protest, notice of dishonor and notice of any other kind whatsoever (except as may be provided herein or in the Security Agreement) and agree to pay all costs incurred by the Holder in enforcing its rights under this Note or the Security Agreement, including reasonable attorney's fees, and they do hereby consent to any number of renewals or extensions at any time in the payment of this Note. No extension of time for payment of this Note made by any agreement with any person now or hereafter liable for payment of this Note shall operate to release, discharge, modify, change or affect the original liability under this Note, either in whole or in part, of the undersigned. No delay or failure by the Holder hereof in exercising any right, power, privilege or remedy shall be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and remedies provided for hereunder are cumulative and not exclusive of any other right or remedy available at law or in equity. The Holder of this Note may proceed against all or any of the Collateral securing this Note or against any guarantor hereof, or may proceed contemporaneously or in the first instance against the undersigned, in such order and at such times following default hereunder as the Holder may determine in its sole discretion. All of the undersigned's obligations under this Note are absolute and unconditional, and shall not be subject to any offset or deduction whatsoever. The undersigned waives any right to assert, by way of counterclaim or affirmative defense (except for in the event of a compulsory counterclaim) in any action to enforce the undersigned's obligations hereunder, any claim whatsoever against the Holder of this Note.

     The provisions of this Note shall be governed by and construed in accordance with the laws of the State of Rhode Island.

ATTEST/WITNESS:                               MAKER:

                                              Gum Tech International, Inc.

By: /s/  Shanna L. Gallo                      By:  /s/  Jeffrey Bouchy
    ---------------------------------             ------------------------------
Name:    Shanna L. Gallo                      Name:     Jeffrey Bouchy
                                              Title:   Secretary & Treasurer


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